As filed with the Securities and Exchange Commission on May 7, 2002

                                                         Registration No. 333-
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                              ------------------

                               Johnson & Johnson
            (Exact name of Registrant as specified in its charter)

                   New Jersey                                 22-1024240
          (State of other jurisdiction                     (I.R.S. Employer
       of incorporation or organization)                 Identification No.)

                          One Johnson & Johnson Plaza
                        New Brunswick, New Jersey 08933
         (Address, including ZIP code, of Principal Executive Offices)
                              ------------------

                 ALZA Corporation Tax Deferral Investment Plan
                           (Full Title of the Plan)
                              ------------------

                           Michael H. Ullmann, Esq.
                               Johnson & Johnson
                          One Johnson & Johnson Plaza
                        New Brunswick, New Jersey 08933
                           Telephone: (732) 524-0400
(Name, address, and telephone number, including area code, of agent for service)
                              ------------------


                                  Copies to:
                         Robert I. Townsend, III, Esq.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                              New York, NY 10019
                                (212) 474-1000





                                                   CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                                        Proposed
                                                                       Proposed          maximum
                                                                        maximum         aggregate       Amount of
              Title of securities                 Amount to be      offering price      offering      registration
               to be registered                   registered(1)        per share        price(2)          Fee
-------------------------------------------------------------------------------------------------------------------

Common Stock, par value $1.00 per
share..........................................      90,000               N/A          $5,669,100        $522
===================================================================================================================


(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, (the "Securities Act") this Registration
     Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities
     Act. The calculation of the registration fee for the shares is based on $62.99, which is the average of the high and low prices of Johnson & Johnson common stock, par value $1.00 per share, on May 6, 2002 on the New York Stock Exchange.



                                   PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed by Johnson & Johnson, a New Jersey corporation, ("Johnson & Johnson" or the "registrant") with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

          (a) Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 30, 2001;

          (b)  Johnson & Johnson's Current Report on Form 8-K filed April 16,
               2002;

          (c) Johnson & Johnson's Current Report on Form 8-K/A filed April 30, 2002; and

          (d) the description of the common stock, par value $1.00 per share of Johnson & Johnson ("Johnson & Johnson Common Stock") set forth in Johnson & Johnson's Registration Statements filed pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by Johnson & Johnson pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act or by the Plan after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents subsequently filed by Johnson & Johnson pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of Johnson & Johnson's Annual Report on Form 10- K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors and Officers.

          The New Jersey Business Corporation Act (the "NJBCA") provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

          The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

          The registrant's restated certificate of incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors or officers, no director or officer of the registrant shall be personally liable to the registrant or its shareholders for damages for breach of any duty owed to the registrant or its shareholders.

          The by-laws of the registrant provide that to the full extent permitted by the laws of the State of New Jersey, the registrant shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the registrant to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the registrant or, while serving as a director or officer of the registrant, is or was at the request of the registrant also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification under such by-laws with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the registrant has given its prior consent to such settlement or disposition. The right of indemnification created by the by-laws shall be a contract right enforceable by an Indemnitee against the registrant, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The indemnification provisions of the by-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the by-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the by-laws shall deprive any Indemnitee of any rights under the by-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

          The registrant enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the NJBCA, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the registrant, or are or were serving, shall serve, or shall have served, at the request of the registrant, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

Item 7. Exemption from Registration Claimed.

          Not applicable.


Item 8. Exhibits.

          See Exhibit Index.

Item 9. Undertakings

(a)  The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Brunswick, New Jersey on the 7th day of May, 2002.

                                                 JOHNSON & JOHNSON,


                                                 By: /s/ M. H. Ullmann
                                                     --------------------------
                                                     Name:  M. H. Ullmann
                                                     Title:    Secretary

          Pursuant to the requirements of the Securities Act, the trustees (or the persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California, on this 7th day of May, 2002.


                                              ALZA CORPORATION TAX DEFERRAL
                                              INVESTMENT PLAN,


                                              By: /s/ David R. Hoffmann
                                                  --------------------
                                                 Name:  David R. Hoffmann
                                                 Title: Trustee

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on May 7th, 2002 in the capacities indicated.



Signature                                              Title
---------                                              -----

                *                      Chairman, Board of Directors and Chief
----------------------------------     Executive Vice President and Director
(W. C. Weldon)                         Executive Officer)


                *                      Executive Vice President and Director
----------------------------------     (Principal Financial Officer)
(R. J. Darretta)

/s/ S. J. Cosgrove
----------------------------------     Controller (Principal Accounting Officer)
(S. J. Cosgrove)

                                       Director
----------------------------------
 (G. N. Burrow)

                *                      Director
----------------------------------
 (J. G. Cullen)

                *                      Director
----------------------------------
 (M. J. Folkman)

                *                      Director
----------------------------------
 (A. D. Jordan)

                                       Director
----------------------------------
 (A. G. Langbo)

----------------------------------     Vice Chairman, Board of Directors,
 (J. T. Lenehan)                       President and Director

                *                      Director
----------------------------------
 (L. F. Mullin)

                *                      Director
----------------------------------
 (H. B. Schacht)

                *                      Director
----------------------------------
 (M. F. Singer)

Signature                                          Title
---------                                          -----

                *
----------------------------------     Director
 (J. W. Snow)

                *
----------------------------------     Senior Vice Chairman, Board of
 (R. N. Wilson)                        Directors and Director


                                       Director
----------------------------------
(D. Satcher)




By:   /s/ M. H. Ullman
      ----------------------------
      Attorney-In-Fact

                                 EXHIBIT INDEX


Exhibits


   4.1 Provisions of the Restated Certificate of Incorporation of Johnson & Johnson dated May 22, 2001, that define the rights of security holders of Johnson & Johnson (incorporated by reference to Exhibit 3 to Johnson & Johnson's Quarterly Report on Form 10-Q for the quarter ended July 1, 2001).

  4.2 Provisions of the By-laws of Johnson & Johnson, as amended effective June 11, 2001, that define the rights of security holders of Johnson & Johnson (incorporated by reference to Exhibit 99.2 of Johnson & Johnson's Quarterly Report on Form 10-Q for the quarter ended July 1,
         2001).

  5.1 In lieu of an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to so qualify the Plan.

23.1     Consent of PricewaterhouseCoopers LLP.

24.1     Power of Attorney.

                                                                  EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Johnson & Johnson of our report dated January 21, 2002 relating to the consolidated financial statements, which appears in the Johnson & Johnson 2001 Annual Report to Shareowners, which is incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 30, 2001. We also consent to the incorporation by reference of our report dated January 21, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                                               /s/ PricewaterhouseCoopers LLP



New York, New York
May 2, 2002

                                                                  EXHIBIT 24.1


                               POWER OF ATTORNEY


          Each person whose signature appears below hereby constitutes and appoints J. R. Hilton and M. H. Ullmann, and each of them, as his or her true and lawful attorney- in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, including any subsequent Registration Statements pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting onto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                  Title                           Date

/s/ R. S. Larsen          Chairman, Board of Directors and        April 23, 2001
----------------------    Chief Executive Officer and Director
(R. S. Larsen)            (Principal Executive Officer)


/s/ R. J. Darretta        Vice President, Finance and Director    April 23, 2001
----------------------    (Principal Financial Officer)
 (R. J. Darretta)


/s/ C. E. Lockett         Controller (Principal Accounting        April 23, 2001
----------------------    Officer)
(C. E. Lockett)


----------------------    Director
(G. N. Burrow)


/s/ J. G. Cooney
---------------------     Director                                April 23, 2001
(J. G. Cooney)


/s/ J. G. Cullen
---------------------     Director                                April 23, 2001
(J. G. Cullen)


/s/ M. J. Folkman
---------------------     Director                                April 23, 2001
(M. J. Folkman)

      Signature                         Title                           Date
      ---------                         -----                           ----

/s/ A. D. Jordan
---------------------     Director                                April 23, 2001
(A. D. Jordan)

/s/ L. F. Mullin
---------------------     Director                                April 23, 2001
(L. F. Mullin)

/s/ H. B. Schacht
---------------------     Director                                April 23, 2001
(H. B. Schacht)

/s/ M. F. Singer
---------------------     Director                                April 23, 2001
(M. F. Singer)

/s/ J. W. Snow
---------------------     Director                                April 23, 2001
(J. W. Snow)

/s/ W. C. Weldon
---------------------     Director                                April 23, 2001
(W. C. Weldon)

/s/ R. N. Wilson
---------------------     Director                                April 23, 2001
(R. N. Wilson)